UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2014

Stanley Furniture Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 0-14938

Delaware	54-1272589
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 North Hamilton Street High Point, North Carolina 27260	27260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 884-7701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

On April 1, 2014, Stanley Furniture Company, Inc. (the “Company”) issued a press release indicating that it ended its first quarter of 2014 with approximately $16.7 million in cash and that the Company will delay its release of first quarter results until after the market closes on April 30, 2014 to allow for sufficient evaluation of restructuring charges to be incurred in connection with ceasing domestic furniture production in Robbinsville, NC.  The press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 8.01

Other Events.

On April 1, 2014, the Company issued a press release reporting that it will cease domestic furniture production in Robbinsville, NC and focus its efforts on its Stanley brand. The press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

99.1

Press Release of the Company, dated April 1, 2014, announcing that the Company will cease domestic furniture production in Robbinsville, NC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

   STANLEY FURNITURE COMPANY, INC.

Date: April 3, 2014	By:	/s/Micah S. Goldstein_______
Micah S. Goldstein
Chief Financial Officer